Exhibit 99.1
Exagen Inc. Appoints Chas McKhann to Board of Directors

Exagen Inc. (Nasdaq: XGN), a leading provider of innovative autoimmune testing solutions, announced today the appointment of Chas McKhann to its Board of Directors, effective July X, 2025.
Mr. McKhann is an accomplished leader with over 25 years of experience in the life sciences industry, including Board and C-suite positions leading turnaround and transformational growth at multiple medical technology companies. Most recently, Mr. McKhann served as Board member, President and CEO of Silk Road Medical, and prior to that, Apollo Endosurgery, both Nasdaq-listed companies acquired by Boston Scientific, resulting in significant shareholder returns. Previously, Mr. McKhann served as Chief Commercial Officer at Torax Medical and Intersect ENT. Mr. McKhann holds a B.A. in Political Science and an M.B.A. from Stanford University.
“I couldn’t be more excited to welcome Chas to the Board of Directors at Exagen. His exceptional leadership across multiple innovative life science companies and deep commercial expertise will be invaluable as we continue to drive growth and advance patient care,” said John Aballi, President and CEO of Exagen.
“I’m honored to join the Board of Directors at Exagen, a company transforming autoimmune diagnostics through innovation and dedication to patient care. I look forward to working alongside the leadership team and fellow board members to help drive strategic growth and create long-term value for patients, providers, and shareholders,” said Mr. McKhann.
About Exagen Inc.
Exagen Inc. (Nasdaq: XGN) is a leading provider of autoimmune diagnostics, committed to transforming care for patients with chronic and debilitating autoimmune conditions. Based in San Diego County, California, Exagen’s mission is to provide clarity in autoimmune disease decision-making and improve clinical outcomes through its innovative testing portfolio. The company’s flagship product, AVISE® CTD, enables clinicians to more effectively diagnose complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren’s syndrome earlier and with greater accuracy. Exagen’s laboratory specializes in the testing of rheumatic diseases, delivering precise and timely results, supported by a full suite of AVISE-branded tests for disease diagnosis, prognosis, and monitoring. With a focus on research, innovation, education, and patient-centered care, Exagen is dedicated to addressing the ongoing challenges of autoimmune disease management.
For more information, visit Exagen.com or follow @ExagenInc on X.
Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies and ambitions; potential future financial and business performance; the potential utility and effectiveness of Exagen’s services and testing solutions; the expected benefits of Mr. McKhann’s position with Exagen; potential shareholder value and growth and 2025 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Contact:
Ryan Douglas
Exagen Inc.
ir@exagen.com
760.560.1525